                                                                  EXHIBIT 10.8.1

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement ("this Agreement") is made as of August 21, 1996 between Xionics Document Technologies, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (successor by merger to Fleet Bank of Massachusetts, N.A.) (the "Bank"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated September 27, 1995 among the Borrower, Xionics, Inc. ("Xionics") and Fleet Bank of Massachusetts, N.A., as amended by letter dated May 9, 1996 (as so amended, the "Letter Agreement"), the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder and Xionics having been merged with and into the Borrower; (ii) that certain $2,000,000 face principal amount promissory note dated September 27, 1995 (the "1995 Revolving Note") made jointly and severally by the Borrower and Xionics and payable to the order of Fleet Bank of Massachusetts, N.A.; (iii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement dated September 27, 1995 (the "IAR Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder;
(iv) that certain Supplementary Security Agreement - Security Interest in Goods and Chattels dated September 27, 1995 (the "Supplementary Security Agreement") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (v) that certain Notice of Security Interest in Trademarks dated September 27, 1995 (the "Trademark Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A, the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vi) that certain Collateral Assignment of License dated September 27, 1995 (the "Xionics License Assignment") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (vii) that certain Agreement and Consent to Collateral Assignment of License dated September 27, 1995 (the "Xionics Consent") relating to the "Xionics" name and mark given by Xionics Limited, an English corporation, to Fleet Bank of Massachusetts, N.A, the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (viii) that certain Notice of Collateral Assignment of License dated September 27, 1995 (the "Xionics License Notice") relating to the "Xionics" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A, the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (ix) that certain Collateral Assignment of License dated September 27, 1995 (the "Phoenix License Assignment") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (x) that certain Agreement and Consent to Collateral Assignment of License dated September 21, 1995 (the "Phoenix Agreement") between Phoenix Technologies Ltd. ("Phoenix") and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xi) that certain Notice of Collateral Assignment of License dated September 27, 1995 (the "Phoenix License Notice") relating to the "PhoenixPage" name and mark given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xii) that certain Notice of Security Interest in Patents dated September 27, 1995 (the "Patent Notice") given by the Borrower to Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xiii) that certain agreement dated September 21, 1995 (the "Phoenix Subordination") between Phoenix and Fleet Bank of Massachusetts, N.A., the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xiv) the four term notes (the "Existing Term Notes") heretofore issued by the Borrower and Xionics to the Bank or to Fleet Bank of Massachusetts, N.A. pursuant to Section
1.4 of the Letter Agreement, the Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder; (xv) that certain $4,000,000 face principal amount promissory note of even date herewith (the "1996 Revolving Note") made by the Borrower and payable to the order of the Bank; and (xvi) those term notes of the Borrower (the "Additional Term Notes") which may hereafter be issued by the Borrower to the Bank pursuant to Section 1.4 of the Letter Agreement. The Letter Agreement, the IAR Security Agreement, the Supplementary Security Agreement, the Trademark Notice, the Xionics License Assignment, the Xionics Consent, the Xionics License Notice, the Phoenix License Assignment, the Phoenix Agreement, the Phoenix License Notice, the Patent Notice, the Phoenix Subordination, the Existing Term Notes, the Additional Term Notes and the 1996 Revolving Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Borrower represents that, pursuant to Agreement of Merger dated March 28, 1996, Xionics has been merged with and into the Borrower. The Borrower acknowledges that by virtue of said merger it has assumed all obligations of Xionics under the Financing Documents. The Bank consents to said merger, waiving any inconsistent provisions of Sections 3.1 and 4.8 of the Letter Agreement, but does not waive any provision of the Letter Agreement except to the extent of such consent to said merger and does not consent to any other merger or waive the requirement that it consent to any other merger. Further, the Bank waives the Borrower's violation of Section 3.10 of the Letter Agreement for the fiscal quarter ended June 30, 1996; provided that (i) the waiver contained in this sentence will not be deemed to apply to any provision of the Letter Agreement other than said Section 3.10 nor to any period other than said fiscal quarter ended June 30, 1996 and (ii) in any event the Borrower's consolidated quarterly Net Income for said fiscal quarter ended June 30, 1996 must be not less than $500,000. Further, the Bank waives the Borrower's violation of Section 3.9 of the Letter Agreement as at June 30, 1996; provided that (i) the waiver contained in this sentence will not be deemed to apply to any provision of the Letter Agreement other than said Section 3.9 nor as at any date other than June 30, 1996 and (ii) in any event the Borrower's results as at June 30, 1996 must comply with Section 3.9 of the Letter Agreement, as in effect after giving effect to the amendments to said Section and the related definitions set forth below in Section 3 of this Agreement. Further, the Bank waives the Borrower's violation of Section 3.7 of the Letter Agreement as at June 30, 1996; provided that (i) the wavier contained in this sentence will not be deemed to apply to any provision of the Letter Agreement other than said Section 3.7 nor as at any date other than June 30, 1996 and (ii) in any event the Borrower's results as at June 30, 1996 must comply with Section 3.7 of the Letter Agreement, as in effect after giving effect to the amendments to said Section and the related definitions set forth below in Section 3 of this Agreement.

         3. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By providing that all references therein to the "Bank" will be deemed to refer to Fleet National Bank.

         b. By providing that all references in the Letter Agreement to the "Borrowers" or to any "Borrower" will be deemed to refer only to Xionics Document Technologies, Inc.

         c. By deleting in its entirety clause (i) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "(i) that certain $4,000,000 face principal amount promissory note (the 'Revolving Note') dated August 21, 1996 made by the Borrower and payable to the order of the Bank,"

As a result, all references in the Letter Agreement to a "Revolving Note" will be deemed to refer to the 1996 Revolving Note.

         d. By deleting in its entirety clause (ii) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "(ii) four term notes in the aggregate original principal amount of $968,000 issued by the Borrower and Xionics, Inc. jointly and severally prior to July 1, 1996 and payable to the order of the Bank or to the order of Fleet Bank of Massachusetts, N.A., Fleet National Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder, as well as those term notes which may be made by the Borrower after July 1, 1996 and payable to the order of the Bank, the term notes heretofore so issued to the Bank or to Fleet Bank of Massachusetts, N.A. and those hereafter to be issued to the Bank being hereinafter referred to as the `Term Notes' (with the aggregate principal amount of all Term Notes not to exceed $2,000,000),"

         e. By deleting in its entirety the first sentence of Section 1.4 of the Letter Agreement and by substituting in its stead the following:

                  "The Borrower has received term loans from the Bank and/or Fleet Bank of Massachusetts, N.A. in the aggregate original principal amount of $968,000 (Fleet National Bank having succeeded to the rights of Fleet Bank of Massachusetts, N.A. thereunder) and Fleet National Bank may hereafter make one or more term loans to the Borrower (all such term loans previously or hereafter made to the Borrower being referred to in this letter agreement as the `Term Loans'), with the aggregate principal amount of all Term Loans previously or hereafter made to the Borrower not to exceed a total of $2,000,000."

         f. By deleting in its entirety clause (i) of the proviso contained in the second sentence of Section 1.4 of the Letter Agreement and by substituting in its stead the following:

                  "no Term Loan will be made after June 30, 1997;"

         g. By deleting in its entirety clause (ii) of the proviso contained in the second sentence of Section 1.4 of the Letter Agreement and by substituting in its stead the following:

                  "(ii) the aggregate original principal amounts of all Term Loans (including both those made by Fleet Bank of Massachusetts, N.A. prior to April 1, 1996 and those made thereafter by Fleet National Bank) will not exceed $2,000,000;"

         h. By deleting from the third sentence of the third paragraph of
Section 1.6 of the Letter Agreement the words "at its Principal Office, in immediately available funds" and by substituting in their stead the following:

                  ", in immediately available funds, at its Principal Office or to such other address as the Bank may from time to time direct"

         i. By deleting from the first sentence of Section 1.7 of the Letter Agreement the amount "$2,000,000" and by substituting in its stead the following:

                  "$4,000,000"

         j. By deleting their entireties Sections 3.7, 3.8, 3.9 and 3.10 of the Letter Agreement and by substituting in their stead the following:

                  "3.7. DEBT TO WORTH. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with the Borrower's results as at June 30, 1996) on a consolidated basis a Leverage Ratio of not more than the following: as at each of June 30, 1996 and September 30, 1996 - not more than
                  1.5 to 1; as at December 31, 1996 - not more than 1.75 to 1; as at March 31, 1997 -not more than 2.0 to 1; and as at June 30, 1997 and as at each fiscal quarter-end thereafter - not more that 1.5 to 1. As used herein, `Leverage Ratio' means, as at any date when same is to be determined, the ratio of (x) the outstanding consolidated Adjusted Senior Debt of the Borrower and its Subsidiaries to (y) the Borrower's consolidated Capital Base at such date.

                  3.8. CAPITAL BASE. The Borrower will maintain as at the end of each fiscal quarter of the Borrower (commencing with the Borrower's results as at June 30, 1996) a consolidated Capital Base which shall not be less than the then-effective Capital Base

                  Requirement. As used in this {}3.8, the 'Capital Base Requirement' will be deemed to have been $2,750,000 as at March 31, 1996; and as at the last day of each fiscal quarter thereafter (beginning with June 30, 1996) the Capital Base Requirement will be deemed to become an amount equal to the sum of: (i) that Capital Base Requirement which had been in effect on the last day of the immediately preceding fiscal quarter, PLUS (ii) 80% of the net proceeds of any equity securities sold by the Borrower during the fiscal quarter then ended and 80% of the net proceeds of any Subordinated Debt issued by the Borrower and/or any of its Subsidiaries during said fiscal quarter then ended (nothing contained herein being deemed to approve the issuance of any such Subordinated Debt), plus (iii) 80% of the consolidated Net Income of the Borrower and Subsidiaries during said fiscal quarter then ended (but without giving effect to any Net Income which is less than zero for any fiscal quarter).

                  3.9. QUICK RATIO. The Borrower will maintain as at the end of each fiscal quarter (commencing with its results as at June 30, 1996) a ratio of Net Quick Assets to Current Liabilities, which ratio shall be not less than the following: as at each of June 30, 1996 and September 30, 1996 - not less than 1.2 to 1; and as at December 31, 1996 and as at the end of each fiscal quarter thereafter not - less than 1.25 to 1.

                  3.10. PROFITABILITY. For each of its fiscal quarters ended or ending June 30, 1996, September 30, 1996 and December 31, 1996, the Borrower will achieve consolidated quarterly Net Income of at least $500,000. The Borrower will achieve consolidated quarterly Net Income of at least $750,000 for its fiscal quarter ending March 31, 1997 and for each fiscal quarter thereafter. The Borrower will achieve consolidated annual Net Income of at least $2,500,000 for its fiscal year ending June 30, 1997. The Borrower will achieve annual consolidated Net Income of at least $3,000,000 for its fiscal year ending June 30, 1998 and for each fiscal year thereafter."

         k. By deleting the period at the end of the first sentence of Section
6.3 of the Letter Agreement and by substituting in its stead the following:

                  "; provided that commencing with the quarterly facility fee payment due October 1, 1996 the quarterly facility fee shall be $5,000 per calendar quarter (appropriately prorated for any partial calendar quarter) and the Borrower shall also pay on August 21, 1996 the sum of $1,138.89, representing the prorated increased facility fee for the period August 21, 1996
                  - September 30, 1996; and further
                  provided that from and after the date of the consummation of the Fifteen Million Dollar IPO (hereinafter defined) the quarterly facility fee shall be $3,750 per calendar quarter (appropriately prorated for any partial calendar quarter)."

         1. By deleting from Section 6.6 of the Letter Agreement the words "Fleet Bank of Massachusetts, N.A." and by substituting in their stead the following:

                  "Fleet National Bank"

         m. By deleting in its entirety the definition of"Adjusted Net Income" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "`Adjusted Senior Debt' - All Senior Debt which does not constitute Deferred Revenue."

         n. By adding to the definition of "Current Liabilities" appearing in
Section 7.1 of the Letter Agreement, at the end of such definition, the following:

                  "Notwithstanding the foregoing, `Current Liabilities' will not be deemed to include any liability which constitutes Deferred Revenue."

         o. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Current Liabilities", the following:

                  "`Deferred Revenue' - Any liabilities of the Borrower which represent sums actually received by the Borrower under any contracts and which, in accordance with generally accepted accounting principles consistently applied, are properly shown as 'deferred revenue' on the consolidated balance sheet of the Borrower."

         p. By deleting from the definition of "Expiration Date" appearing in
Section 7.1 of the Letter Agreement the date "December 1, 1996" and by substituting in its stead the following:

                  "December 1, 1997"

As a result, from and after the date hereof, for the purposes of the Letter Agreement and the other Financing Documents, the "Expiration Date" will be deemed to be December 1, 1997.

         q. By inserting in Section 7.1 of the Letter Agreement, immediately following the definition of "Expiration Date", the following:

                  "`Fifteen Million Dollar IPO' - An initial public offering of the equity securities of the Borrower, which results in not less than $15,000,000 net proceeds to the Borrower."

         r. By deleting from the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement the amount "$2,000,000" and by substituting in its stead the following:

                  "$4,000,000"

         s. By inserting into the definition of "Net Quick Assets" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "cash, cash-equivalent", the following:

                  "and other short-term investment"

         t. By inserting into the definition of"Principal Office" appearing in
Section 7.1 of the Letter Agreement, immediately after the words "of the Bank", the following:

                  "in Boston, MA"

         u. By adding to the definition of "Qualified Receivables" appearing in
Section 7.1 of the Letter Agreement, at the end of such definition, the following:

                  "Notwithstanding the foregoing, the Borrower may include within 'Qualified Receivables' as at any date all amounts which the Borrower is scheduled to receive within the 90 days following such date under that certain Computer Technology License Agreement with Hewlett-Packard Company ('HP') dated September 30, 1994, as amended by that certain Amendment No. 1 to Computer Technology License Agreement dated March 8, 1996, and as further amended by that certain Amendment and Restated Amendment No. 1 to Computer Technology License Agreement dated as of March 8, 1996, even if such amounts are not yet recognized by the Borrower as accounts receivable on its books as at such date; provided that all of the following conditions are met: (i) the Bank must have a fully perfected first priority security interest with respect to such contract and the Borrower's rights to receive payments thereunder, (ii) the Borrower must, as at such date, have fully performed all obligations under such contract which are preconditions to the receipt of the relevant amounts, except to the extent performance of such obligation has been waived by HP or has been delayed at HP's request, (iii) the Borrower's rights in respect of such contract and such amounts must be free and clear of any adverse interests in favor of any Person other than the Bank, (iv) the Borrower's right to receive such amounts shall not be subject to any deduction, off-set, contra account, counterclaim or condition, except as described in clause (ii) of this sentence above, (v) HP shall not have disputed its liability to pay any such amounts when due nor shall HP have failed to pay any amount when due under such contract nor shall the Borrower be in default in any material respect under the aforesaid contract, and (vi) HP shall not be the subject of any bankruptcy proceedings or other proceedings for relief under the Bankruptcy Code nor shall any other act or circumstance of the type described in clause (vii) of the second sentence of this definition have occurred with respect to HP."

         v. By deleting in its entirety item 1.4 of the Disclosure Schedule attached to the Letter Agreement and by substituting in its stead item 1.4 in the form attached hereto.

         4. Each of the Existing Term Notes is hereby deemed modified by providing (i) that all references in each of the Existing Term Notes to the "Bank" will be deemed to refer to Fleet National Bank and (ii) that the Borrower has assumed all obligations of Xionics thereunder. Upon the consummation of the Fifteen Million Dollar IPO (as defined above in paragraph 3q of this Agreement), the Bank and the Borrower will enter into further amendments to any of the Existing Term Notes which remain outstanding at the date in order to reduce the interest rate payable thereunder from one percent (1%) per annum plus the Prime Rate as in effect from time to time to one-half of one percent (0.5%) per annum plus the Prime Rate as in effect from time to time.

         5. Each of the IAR Security Agreement, the Supplementary Security Agreement, the Trademark Notice, the Xionics License Assignment, the Xionics License Notice, the Phoenix License Assignment, the Phoenix License Notice and the Patent Notice is hereby modified by providing that all references therein to the "Bank" or to "Fleet Bank of Massachusetts, N.A." will be deemed to refer to Fleet National Bank.

         6. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         7. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1996 Revolving Note, in substitution for the 1995 Revolving Note. The 1996 Revolving Note is a $4,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Wherever in any of the Financing Documents or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Revolving Note", from and after the date hereof same will be deemed to refer to the 1996 Revolving Note. Promptly after the Borrower has duly executed and delivered the 1996 Revolving Note and has given the Bank all opinions, certificates and other documentation reasonably requested by the Bank in connection therewith and has paid all interest then accrued under the 1995 Revolving Note, the Bank will mark the 1995 Revolving Note "cancelled" and will return same to the Borrower.

         8. In consideration of the term loan facility to be represented by the Additional Term Notes, the Borrower is paying to the Bank, at the date of this Agreement, a facility fee of $5,000. This fee is non-refundable and is not to be reduced by nor applied against any interest, fees, charges or other amounts now or thereafter paid or payable by the Borrower under or in connection with the Letter Agreement and/or any of the Notes (as defined in the Letter Agreement) now or hereafter issued under the Letter Agreement.

         9. By its execution below, Xionics Limited acknowledges and agrees that the Xionics Consent remains in full force and effect for the benefit of the Bank and that all references therein to "Bank" will be deemed to refer to Fleet National Bank.

         10. The Borrower has obtained, and is delivering to the Bank, amendments (the "Phoenix Amendments") to the Phoenix Agreement and the Phoenix Subordination, executed by Phoenix, in form and substance satisfactory to the Bank.

         11. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement, the 1996 Revolving Note and the Additional Term Notes have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party (except any such consents which have already been received) and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement and the 1996 Revolving Note.

         c. Each of this Agreement and the 1996 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms. Each Additional Term Note will, when delivered by the Borrower, be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties made in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. Giving effect to the waivers and amendments contained in this Agreement, the covenants and agreements of the Borrower contained in the Letter Agreement, in the IAR Security Agreement and/or in the Supplementary Security Agreement have been complied with on and as of the date hereof.

         f. Giving effect to the waivers and amendments contained in this Agreement, no event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the revised annual consolidated financial statements of the Borrower dated June 30, 1995, heretofore furnished to the Bank.

         12. Except as expressly affected hereby or by the Phoenix Amendments, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         13. Nothing contained herein or in the Phoenix Amendments will be deemed to constitute a waiver (other than the express waivers set forth in Section 2 above) or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                           XIONICS DOCUMENT
                                           TECHNOLOGIES, INC.

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                           XIONICS LIMITED

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

Accepted and agreed:
FLEET NATIONAL BANK

By:
   ---------------------------------
   Name:
   Title: